Exhibit 99.1

Starbucks Reports Record Q4 and Record FY16 Results
Q4 Comparable Store Sales Up 5% in Americas, 4% in the U.S., 6% in China and 4% Globally
Q4 GAAP EPS Up 26% to a Record $0.54; Record Non-GAAP EPS of $0.56 Includes $0.06 for Extra Week
New Stores Opened in the U.S. and China in FY16 Deliver Record AUV's, ROI and Profitability
Company Issues Strong Outlook for Fiscal 2017
Board of Directors Approves 25% Increase in Quarterly Dividend to $0.25 Per Share

SEATTLE; November 3, 2016 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 14-week fiscal fourth quarter and 53-week fiscal year ended October 2, 2016. Fiscal 2016 and fiscal 2015 GAAP results include items which are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q4 Fiscal 2016 Highlights:

•
U.S. comparable store sales increase of 4% was comprised of 6% increase in average ticket and 1% decrease in traffic. After adjusting for the estimated impact of order consolidation related to the new Starbucks RewardsTM loyalty program, average ticket grew 4% and traffic grew 1%.

•	Consolidated net revenues grew 16% to $5.7 billion

•	Consolidated operating income increased 27% to $1.2 billion

•	Consolidated operating margin expanded 180 basis points to 21.5%

•	GAAP EPS increased 26% to $0.54 per share and included $0.06 related to the extra week in Q4 FY16

◦	Non-GAAP EPS of $0.56 included $0.06 related to the extra week in Q4 FY16. Excluding the extra week, non-GAAP EPS of $0.50 grew 16% over Q4 FY15 non-GAAP EPS

•	The company opened 690 net new stores in the quarter, bringing total stores to 25,085 in 75 countries worldwide

•	Mobile Order and Pay represented 6% of U.S. transactions in the quarter, up from 5% in the prior quarter

Fiscal Year 2016 Highlights:

•
Global comparable store sales increased 5%, comprised of a 6% increase in the Americas segment and a 3% increase in the China/Asia Pacific segment. Comparable store sales in the EMEA segment were flat.

•	Consolidated net revenues grew 11% to $21.3 billion

•	Consolidated operating income increased 16% to $4.2 billion

•	Consolidated operating margin expanded 80 basis points to 19.6%

•	Company reports record 53- and 52-week, GAAP and non-GAAP revenue, operating income and operating margin

•	GAAP EPS increased 4% to $1.90 per share and included $0.06 related to the extra week in Q4 FY16

◦	Non-GAAP EPS of $1.91 included $0.06 related to the extra week in Q4 FY16. Excluding the extra week, non-GAAP EPS of $1.85 grew 17% over FY15 non-GAAP EPS

•	The company opened 2,042 net new stores globally in fiscal 2016, including the first Starbucks stores in Cambodia, Kazakhstan, Luxembourg, Andorra, South Africa, Slovakia, and Trinidad and Tobago

“Starbucks record Q4 and fiscal 2016 financial and operating results in the face of ongoing economic, consumer and geopolitical headwinds, and the significant investments we continue to make in our people and our business, once again demonstrate the power, relevance and resilience of the Starbucks business and brand,” said Howard Schultz, Starbucks chairman and ceo. “The trust and confidence our customers have in the Starbucks brand - and in our store partners - is propelling our business forward in markets and channels around the world as never before.”

"Starbucks Q4 of fiscal 2016 was the most profitable quarter - capping off the most profitable year - in our more than 24 years as a public company," said Scott Maw, cfo. "The strength and health of our business enables us to both fund profitable growth and return significant cash back to shareholders - a record $3.2 billion in fiscal 2016 alone."

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Fourth Quarter Fiscal 2016 Summary

	Quarter Ended Oct 2, 2016
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated(2)	4%	(1)%	5%
Americas	5%	(1)%	6%
CAP(2)	1%	0%	2%
EMEA	(1)%	0%	(1)%
(1) Includes only Starbucks company-operated stores open 13 months or longer. For fiscal 2016, comparable store sales percentages were calculated excluding the 53rd week.
(2) Beginning in December of fiscal 2016, comparable store sales include the results of the 1,009 company-operated stores acquired as part of the acquisition of Starbucks Japan in the first quarter of fiscal 2015.

	Quarter Ended		Change
Operating Results	Oct 2, 2016	Sep 27, 2015
($ in millions, except per share amounts)	(14 Weeks Ended)	(13 Weeks Ended)
Net New Stores	690	524	166
Revenues	$5,711.2	$4,914.8	16%
Operating Income	$1,227.5	$969.4	27%
Operating Margin	21.5%	19.7%	180 bps
EPS	$0.54	$0.43	26%

Consolidated net revenues were $5.7 billion in Q4 FY16, an increase of 16% over Q4 FY15. The increase was primarily driven by the impact of the 53rd week in Q4 FY16, incremental revenues from the opening of 2,042 net new stores over the past 12 months, and a 4% increase in global comparable store sales.

Consolidated operating income grew 27% to $1,227.5 million in Q4 FY16, up from $969.4 million in Q4 FY15. Consolidated operating margin expanded 180 basis points to 21.5% primarily due to sales leverage, the impact of the 53rd week in Q4 FY16, and lower commodity costs, primarily coffee. These increases were partially offset by higher salaries and benefits and investments in our partners (employees) and digital platforms.
Q4 Americas Segment Results

	Quarter Ended		Change
	Oct 2, 2016	Sep 27, 2015
($ in millions)	(14 Weeks Ended)	(13 Weeks Ended)
Net New Stores	307	233	74
Revenues	$3,968.1	$3,383.8	17%
Operating Income	$1,096.9	$840.6	30%
Operating Margin	27.6%	24.8%	280 bps

Net revenues for the Americas segment were $4.0 billion in Q4 FY16, an increase of 17% over Q4 FY15. The increase was driven by the impact of the 53rd week in Q4 FY16, a 5% increase in comparable store sales, and incremental revenues from 804 net new store openings over the past 12 months.

Operating income of $1,096.9 million in Q4 FY16 grew 30% versus $840.6 million in Q4 FY15. Operating margin of 27.6% expanded 280 basis points primarily due to sales leverage and the impact of the 53rd week in Q4 FY16. Partially offsetting this expansion were increased investments in our store partners (employees).

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Q4 China/Asia Pacific Segment Results

	Quarter Ended		Change
	Oct 2, 2016	Sep 27, 2015
($ in millions)	(14 Weeks Ended)	(13 Weeks Ended)
Net New Stores	316	223	93
Revenues	$839.2	$652.2	29%
Operating Income	$192.4	$129.8	48%
Operating Margin	22.9%	19.9%	300 bps

Net revenues for the China/Asia Pacific segment grew 29% over Q4 FY15 to $839.2 million in Q4 FY16. The increase was primarily driven by incremental revenues from 981 net new store openings over the past 12 months, the impact of the 53rd week in Q4 FY16, and favorable foreign currency translation.

Operating income grew 48% over Q4 FY15 to $192.4 million in Q4 FY16. Operating margin expanded 300 basis points to 22.9% primarily driven by changes to business tax structures in certain markets, sales leverage, higher income from our joint venture operations, and the impact of the 53rd week in Q4 FY16. Partially offsetting this expansion was the impact of foreign currency translation.

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Q4 EMEA Segment Results

	Quarter Ended		Change
	Oct 2, 2016	Sep 27, 2015
($ in millions)	(14 Weeks Ended)	(13 Weeks Ended)
Net New Stores	77	71	6
Revenues	$270.2	$308.3	(12)%
Operating Income	$45.8	$53.1	(14)%
Operating Margin	17.0%	17.2%	(20) bps

Net revenues for the EMEA segment were $270.2 million in Q4 FY16, a 12% decrease versus Q4 FY15. The decrease was primarily driven by the shift to more licensed stores in the region, which includes the absence of revenue related to the sale of our Germany retail operations in Q3 FY16 and the conversion of certain stores to licensed. Partially offsetting the decrease were incremental revenues from the opening of 294 net new licensed stores over the past 12 months.

Operating income decreased 14% to $45.8 million in Q4 FY16, down from $53.1 million in Q4 FY15. Operating margin declined 20 basis points to 17.0%, primarily due to unfavorable foreign currency exchange and sales deleverage in certain company-operated stores. The margin decline was partially offset by sales leverage driven by the shift in the portfolio towards more licensed stores and the impact of the 53rd week in Q4 FY16.
Q4 Channel Development Segment Results

	Quarter Ended		Change
	Oct 2, 2016	Sep 27, 2015
($ in millions)	(14 Weeks Ended)	(13 Weeks Ended)
Revenues	$518.5	$456.7	14%
Operating Income	$244.3	$197.3	24%
Operating Margin	47.1%	43.2%	390 bps

Net revenues for the Channel Development segment grew 14% over Q4 FY15 to $518.5 million in Q4 FY16, primarily driven by the impact of the 53rd week in Q4 FY16 and increased sales of premium single-serve products.

Operating income of $244.3 million in Q4 FY16 increased 24% compared to Q4 FY15. Operating margin increased 390 basis points to 47.1%, primarily driven by lower coffee costs and higher income from the North American Coffee Partnership.
Q4 All Other Segments Results

	Quarter Ended		Change
	Oct 2, 2016	Sep 27, 2015
($ in millions)	(14 Weeks Ended)	(13 Weeks Ended)
Net New Stores	(10)	(3)	(7)
Revenues	$115.2	$113.8	1%
Operating Loss	$(10.1)	$(17.7)	(43)%

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Year to Date Financial Results

	Year Ended Oct 2, 2016
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated(2)	5%	1%	4%
Americas	6%	1%	5%
CAP(2)	3%	1%	2%
EMEA	0%	1%	0%
(1) Includes only Starbucks company-operated stores open 13 months or longer. For fiscal 2016, comparable store sales percentages were calculated excluding the 53rd week.
(2) Beginning in December of fiscal 2016, comparable store sales include the results of the 1,009 company-operated stores acquired as part of the acquisition of Starbucks Japan in the first quarter of fiscal 2015.

	Year Ended		Change
Operating Results	Oct 2, 2016	Sep 27, 2015
($ in millions, except per share amounts)	(53 Weeks Ended)	(52 Weeks Ended)
Net New Stores(1)	2,042	1,677	365
Revenues	$21,315.9	$19,162.7	11%
Operating Income	$4,171.9	$3,601.0	16%
Operating Margin	19.6%	18.8%	80 bps
EPS	$1.90	$1.82	4%
(1) Fiscal 2015 net new stores include the closure of 132 Target Canada licensed stores.

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Fiscal 2017 Targets
The company issues the following full year FY17 targets; year over year growth is based on prior year 52-week non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

•	Approximately 2,100 net new stores globally

•	Mid-single digit comparable store sales growth globally

•	Consolidated revenue growth in the double digits

•	GAAP EPS range of $2.09 to $2.11, non-GAAP EPS range of $2.12 to $2.14

The company will continue its practice of providing detail regarding its business outlook during its regularly scheduled quarterly earnings conference calls, including select quarterly and segment information. The company's earnings press release will contain select full year consolidated targets only, as outlined above.
Company Updates

•
Starbucks announced it will open its fourth Starbucks Reserve Roastery and Tasting Room in Japan in 2018. In addition to Seattle, the Tokyo location will join Roasteries in Shanghai in 2017 and New York in 2018, and will be designed in collaboration with world-renowned architect Kengo Kuma.

•
The company entered its 75th country globally in Q4, opening its first store in the country of Trinidad and Tobago in partnership with Prestige Holdings Ltd. The company also opened its 1,000 Starbucks store in Latin America in Q4, in the Colombian city of Medellin.

•
Effective in October, the company promoted Belinda Wong from president to chief executive officer of Starbucks China. Wong has been instrumental in Starbucks unprecedented growth in China – from 400 stores in 2011 to over 2,400 stores today. In this role, Wong will oversee Starbucks plans to open and operate 5,000 stores in China by 2021.

•
In addition to bringing handcrafted flavor to cold coffee, Starbucks recently became the largest retailer to offer Nitro Cold Brew, an innovative new cold coffee beverage infused with nitrogen to create an ultra-creamy texture that has been enthusiastically embraced by Starbucks customers. More than 500 Starbucks stores in coffee-forward markets across the US are now including Starbucks Nitro Cold Brew on menus.

•
In September, Starbucks debuted "Upstanders," an original series sharing real stories of humanity which aims to inspire acts of compassion, citizenship and civility. Multi-platform distribution channels were utilized, including Starbucks Mobile App and Starbucks online and in-store digital network.

•	The company repurchased 7.3 million shares of common stock in Q4 FY16; 118 million shares remain available for purchase under current authorizations.

•	The Board of Directors declared a cash dividend of $0.25 per share, a 25% increase, payable on December 2, 2016 to shareholders of record as of November 17, 2016.

Conference Call

Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman and ceo; Kevin Johnson, president and coo; and Scott Maw, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Saturday, December 3, 2016.

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About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at news.starbucks.com or www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, resilience and potential of our business, operations and brand, our innovation, growth and growth opportunities and related investments, return to shareholders, our strategic, operational and digital moves, our outlook for fiscal 2017, our long term financial targets, earnings per share, revenues, operating margins, capital expenditures, tax rate, anticipated costs related to the integration of Starbucks Japan, comparable store sales and transactions, and net new stores. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, potential negative effects of incidents involving food-borne illnesses, food tampering, food contamination or mislabeling, material failures of our information technology systems, costs associated with, and the successful execution of, the company’s initiatives and plans, including the integration of Starbucks Japan, the acceptance of the company’s products by our customers, the impact of competition, coffee, dairy and other raw materials prices and availability, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 27, 2015.  The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tom Shaw	Alisha Damodaran
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Oct 2, 2016	Sep 27, 2015	% Change	Oct 2, 2016	Sep 27, 2015

	(14 Weeks Ended)	(13 Weeks Ended)		As a % of total net revenues
Net revenues:
Company-operated stores	$4,507.8	$3,886.6	16.0%	78.9%	79.1%
Licensed stores	593.2	481.4	23.2	10.4	9.8
CPG, foodservice and other	610.2	546.8	11.6	10.7	11.1
Total net revenues	5,711.2	4,914.8	16.2	100.0	100.0
Cost of sales including occupancy costs	2,254.2	1,982.6	13.7	39.5	40.3
Store operating expenses	1,562.3	1,378.6	13.3	27.4	28.0
Other operating expenses	122.1	127.9	(4.5)	2.1	2.6
Depreciation and amortization expenses	249.9	234.3	6.7	4.4	4.8
General and administrative expenses	401.2	303.9	32.0	7.0	6.2
Total operating expenses	4,589.7	4,027.3	14.0	80.4	81.9
Income from equity investees	106.0	81.9	29.4	1.9	1.7
Operating income	1,227.5	969.4	26.6	21.5	19.7
Loss on extinguishment of debt	—	(61.1)	(100.0)	—	(1.2)
Interest income and other, net	12.5	6.4	95.3	0.2	0.1
Interest expense	(24.7)	(18.2)	35.7	(0.4)	(0.4)
Earnings before income taxes	1,215.3	896.5	35.6	21.3	18.2
Income tax expense	413.5	244.0	69.5	7.2	5.0
Net earnings including noncontrolling interests	801.8	652.5	22.9	14.0	13.3
Net earnings attributable to noncontrolling interests	0.8	—	nm	—	—
Net earnings attributable to Starbucks	$801.0	$652.5	22.8	14.0%	13.3%

Net earnings per common share - diluted	$0.54	$0.43	25.6%
Weighted avg. shares outstanding - diluted	1,478.4	1,504.5

Cash dividends declared per share	$0.25	$0.20

Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				34.7%	35.5%
Effective tax rate including noncontrolling interests				34.0%	27.2%

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	Year Ended			Year Ended
	Oct 2, 2016	Sep 27, 2015	% Change	Oct 2, 2016	Sep 27, 2015

	(53 Weeks Ended)	(52 Weeks Ended)		As a % of total net revenues
Net revenues:
Company-operated stores	$16,844.1	$15,197.3	10.8%	79.0%	79.3%
Licensed stores	2,154.2	1,861.9	15.7	10.1	9.7
CPG, foodservice and other	2,317.6	2,103.5	10.2	10.9	11.0
Total net revenues	21,315.9	19,162.7	11.2	100.0	100.0
Cost of sales including occupancy costs	8,511.1	7,787.5	9.3	39.9	40.6
Store operating expenses	6,064.3	5,411.1	12.1	28.4	28.2
Other operating expenses	545.4	522.4	4.4	2.6	2.7
Depreciation and amortization expenses	980.8	893.9	9.7	4.6	4.7
General and administrative expenses	1,360.6	1,196.7	13.7	6.4	6.2
Total operating expenses	17,462.2	15,811.6	10.4	81.9	82.5
Income from equity investees	318.2	249.9	27.3	1.5	1.3
Operating income	4,171.9	3,601.0	15.9	19.6	18.8
Gain resulting from acquisition of joint venture	—	390.6	(100.0)	—	2.0
Loss on extinguishment of debt	—	(61.1)	(100.0)	—	(0.3)
Interest income and other, net	108.0	43.0	151.2	0.5	0.2
Interest expense	(81.3)	(70.5)	15.3	(0.4)	(0.4)
Earnings before income taxes	4,198.6	3,903.0	7.6	19.7	20.4
Income tax expense	1,379.7	1,143.7	20.6	6.5	6.0
Net earnings including noncontrolling interests	2,818.9	2,759.3	2.2	13.2	14.4
Net earnings attributable to noncontrolling interests	1.2	1.9	(36.8)	—	—
Net earnings attributable to Starbucks	$2,817.7	$2,757.4	2.2%	13.2%	14.4%

Net earnings per common share - diluted	$1.90	$1.82	4.4%
Weighted avg. shares outstanding - diluted	1,486.7	1,513.4

Cash dividends declared per share	$0.85	$0.68

Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.0%	35.6%
Effective tax rate including noncontrolling interests				32.9%	29.3%

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Segment Results (in millions)

Americas

	Oct 2, 2016	Sep 27, 2015	% Change	Oct 2, 2016	Sep 27, 2015

Quarter Ended	(14 Weeks Ended)	(13 Weeks Ended)		As a % of Americas total net revenues
Net revenues:
Company-operated stores	$3,550.1	$3,035.0	17.0%	89.5%	89.7%
Licensed stores	410.5	341.4	20.2	10.3	10.1
Foodservice and other	7.5	7.4	1.4	0.2	0.2
Total net revenues	3,968.1	3,383.8	17.3	100.0	100.0
Cost of sales including occupancy costs	1,406.0	1,220.6	15.2	35.4	36.1
Store operating expenses	1,259.7	1,111.8	13.3	31.7	32.9
Other operating expenses	10.2	29.4	(65.3)	0.3	0.9
Depreciation and amortization expenses	148.5	135.8	9.4	3.7	4.0
General and administrative expenses	46.8	45.6	2.6	1.2	1.3
Total operating expenses	2,871.2	2,543.2	12.9	72.4	75.2
Operating income	$1,096.9	$840.6	30.5%	27.6%	24.8%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				35.5%	36.6%

	Oct 2, 2016	Sep 27, 2015	% Change	Oct 2, 2016	Sep 27, 2015

Year Ended	(53 Weeks Ended)	(52 Weeks Ended)		As a % of Americas total net revenues
Net revenues:
Company-operated stores	$13,247.4	$11,925.6	11.1%	89.5%	89.7%
Licensed stores	1,518.5	1,334.4	13.8	10.3	10.0
Foodservice and other	29.5	33.4	(11.7)	0.2	0.3
Total net revenues	14,795.4	13,293.4	11.3	100.0	100.0
Cost of sales including occupancy costs	5,271.9	4,845.0	8.8	35.6	36.4
Store operating expenses	4,909.3	4,387.9	11.9	33.2	33.0
Other operating expenses	96.0	122.8	(21.8)	0.6	0.9
Depreciation and amortization expenses	590.1	522.3	13.0	4.0	3.9
General and administrative expenses	186.1	192.1	(3.1)	1.3	1.4
Total operating expenses	11,053.4	10,070.1	9.8	74.7	75.8
Operating income	$3,742.0	$3,223.3	16.1%	25.3%	24.2%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				37.1%	36.8%

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China/Asia Pacific (CAP)

	Oct 2, 2016	Sep 27, 2015	% Change	Oct 2, 2016	Sep 27, 2015

Quarter Ended	(14 Weeks Ended)	(13 Weeks Ended)		As a % of CAP total net revenues
Net revenues:
Company-operated stores	$756.4	$584.8	29.3%	90.1%	89.7%
Licensed stores	81.6	66.7	22.3	9.7	10.2
Foodservice and other	1.2	0.7	71.4	0.1	0.1
Total net revenues	839.2	652.2	28.7	100.0	100.0
Cost of sales including occupancy costs	363.2	286.7	26.7	43.3	44.0
Store operating expenses	221.4	173.8	27.4	26.4	26.6
Other operating expenses	22.1	18.8	17.6	2.6	2.9
Depreciation and amortization expenses	48.9	44.4	10.1	5.8	6.8
General and administrative expenses	37.2	32.4	14.8	4.4	5.0
Total operating expenses	692.8	556.1	24.6	82.6	85.3
Income from equity investees	46.0	33.7	36.5	5.5	5.2
Operating income	$192.4	$129.8	48.2%	22.9%	19.9%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				29.3%	29.7%

	Oct 2, 2016	Sep 27, 2015	% Change	Oct 2, 2016	Sep 27, 2015

Year Ended	(53 Weeks Ended)	(52 Weeks Ended)		As a % of CAP total net revenues
Net revenues:
Company-operated stores	$2,640.4	$2,127.3	24.1%	89.8%	88.8%
Licensed stores	292.3	264.4	10.6	9.9	11.0
Foodservice and other	6.1	4.2	45.2	0.2	0.2
Total net revenues	2,938.8	2,395.9	22.7	100.0	100.0
Cost of sales including occupancy costs	1,296.7	1,071.5	21.0	44.1	44.7
Store operating expenses	779.4	609.8	27.8	26.5	25.5
Other operating expenses	70.3	62.2	13.0	2.4	2.6
Depreciation and amortization expenses	180.6	150.7	19.8	6.1	6.3
General and administrative expenses	130.3	120.8	7.9	4.4	5.0
Total operating expenses	2,457.3	2,015.0	22.0	83.6	84.1
Income from equity investees	150.1	119.6	25.5	5.1	5.0
Operating income	$631.6	$500.5	26.2%	21.5%	20.9%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				29.5%	28.7%

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EMEA

	Oct 2, 2016	Sep 27, 2015	% Change	Oct 2, 2016	Sep 27, 2015

Quarter Ended	(14 Weeks Ended)	(13 Weeks Ended)		As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$156.0	$223.2	(30.1)%	57.7%	72.4%
Licensed stores	100.2	71.8	39.6	37.1	23.3
Foodservice	14.0	13.3	5.3	5.2	4.3
Total net revenues	270.2	308.3	(12.4)	100.0	100.0
Cost of sales including occupancy costs	137.7	148.1	(7.0)	51.0	48.0
Store operating expenses	51.2	68.3	(25.0)	18.9	22.2
Other operating expenses	15.0	11.8	27.1	5.6	3.8
Depreciation and amortization expenses	8.4	13.1	(35.9)	3.1	4.2
General and administrative expenses	12.1	15.0	(19.3)	4.5	4.9
Total operating expenses	224.4	256.3	(12.4)	83.0	83.1
Income from equity investees	—	1.1	(100.0)	—	0.4
Operating income	$45.8	$53.1	(13.7)%	17.0%	17.2%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				32.8%	30.6%

	Oct 2, 2016	Sep 27, 2015	% Change	Oct 2, 2016	Oct 2, 2016

Year Ended	(53 Weeks Ended)	(52 Weeks Ended)		As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$732.0	$911.2	(19.7)%	65.1%	74.9%
Licensed stores	339.5	257.2	32.0	30.2	21.1
Foodservice	53.4	48.3	10.6	4.7	4.0
Total net revenues	1,124.9	1,216.7	(7.5)	100.0	100.0
Cost of sales including occupancy costs	565.0	582.5	(3.0)	50.2	47.9
Store operating expenses	260.6	308.7	(15.6)	23.2	25.4
Other operating expenses	57.0	51.8	10.0	5.1	4.3
Depreciation and amortization expenses	40.8	52.0	(21.5)	3.6	4.3
General and administrative expenses	51.4	56.6	(9.2)	4.6	4.7
Total operating expenses	974.8	1,051.6	(7.3)	86.7	86.4
Income from equity investees	1.5	3.1	(51.6)	0.1	0.3
Operating income	$151.6	$168.2	(9.9)%	13.5%	13.8%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				35.6%	33.9%

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Channel Development

	Oct 2, 2016	Sep 27, 2015	% Change	Oct 2, 2016	Sep 27, 2015

Quarter Ended	(14 Weeks Ended)	(13 Weeks Ended)		As a % of Channel Development total net revenues
Net revenues:
CPG	$401.7	$353.2	13.7%	77.5%	77.3%
Foodservice	116.8	103.5	12.9	22.5	22.7
Total net revenues	518.5	456.7	13.5	100.0	100.0
Cost of sales	271.9	252.6	7.6	52.4	55.3
Other operating expenses	56.7	49.6	14.3	10.9	10.9
Depreciation and amortization expenses	0.7	0.7	—	0.1	0.2
General and administrative expenses	4.9	3.6	36.1	0.9	0.8
Total operating expenses	334.2	306.5	9.0	64.5	67.1
Income from equity investees	60.0	47.1	27.4	11.6	10.3
Operating income	$244.3	$197.3	23.8%	47.1%	43.2%

	Oct 2, 2016	Sep 27, 2015	% Change	Oct 2, 2016	Sep 27, 2015

Year Ended	(53 Weeks Ended)	(52 Weeks Ended)		As a % of Channel Development total net revenues
Net revenues:
CPG	$1,488.2	$1,329.0	12.0%	77.0%	76.8%
Foodservice	444.3	401.9	10.5	23.0	23.2
Total net revenues	1,932.5	1,730.9	11.6	100.0	100.0
Cost of sales	1,042.6	974.8	7.0	54.0	56.3
Other operating expenses	228.5	210.5	8.6	11.8	12.2
Depreciation and amortization expenses	2.8	2.7	3.7	0.1	0.2
General and administrative expenses	17.9	16.2	10.5	0.9	0.9
Total operating expenses	1,291.8	1,204.2	7.3	66.8	69.6
Income from equity investees	166.6	127.2	31.0	8.6	7.3
Operating income	$807.3	$653.9	23.5%	41.8%	37.8%

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All Other Segments

	Oct 2, 2016	Sep 27, 2015	% Change

Quarter Ended	(14 Weeks Ended)	(13 Weeks Ended)
Net revenues:
Company-operated stores	$45.3	$43.6	3.9%
Licensed stores	0.9	1.5	(40.0)
CPG, foodservice and other	69.0	68.7	0.4
Total net revenues	115.2	113.8	1.2
Cost of sales including occupancy costs	69.9	74.0	(5.5)
Store operating expenses	30.0	24.7	21.5
Other operating expenses	16.1	19.3	(16.6)
Depreciation and amortization expenses	3.1	4.2	(26.2)
General and administrative expenses	6.2	9.3	(33.3)
Total operating expenses	125.3	131.5	(4.7)
Operating loss	$(10.1)	$(17.7)	(42.9)%

	Oct 2, 2016	Sep 27, 2015	% Change

Year Ended	(53 Weeks Ended)	(52 Weeks Ended)
Net revenues:
Company-operated stores	$224.3	$233.2	(3.8)%
Licensed stores	3.9	5.9	(33.9)
CPG, foodservice and other	296.1	286.7	3.3
Total net revenues	524.3	525.8	(0.3)
Cost of sales including occupancy costs	316.5	316.5	—
Store operating expenses	115.0	104.7	9.8
Other operating expenses	91.4	76.5	19.5
Depreciation and amortization expenses	13.3	16.3	(18.4)
General and administrative expenses	26.5	36.6	(27.6)
Total operating expenses	562.7	550.6	2.2
Operating loss	$(38.4)	$(24.8)	54.8%

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STARBUCKS CORPORATION CONSOLIDATED BALANCE SHEETS (in millions, except per share data) (unaudited)

	Oct 2, 2016	Sep 27, 2015
ASSETS
Current assets:
Cash and cash equivalents	$2,128.8	$1,530.1
Short-term investments	134.4	81.3
Accounts receivable, net	768.8	719.0
Inventories	1,378.5	1,306.4
Prepaid expenses and other current assets	350.0	334.2
Total current assets	4,760.5	3,971.0
Long-term investments	1,141.7	312.5
Equity and cost investments	354.5	352.0
Property, plant and equipment, net	4,533.8	4,088.3
Deferred income taxes, net	885.4	1,180.8
Other long-term assets	417.7	415.9
Other intangible assets	516.3	520.4
Goodwill	1,719.6	1,575.4
TOTAL ASSETS	$14,329.5	$12,416.3
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$730.6	$684.2
Accrued liabilities	1,999.1	1,755.3
Insurance reserves	246.0	224.8
Stored value card liability	1,171.2	983.8
Current portion of long-term debt	400.0	—
Total current liabilities	4,546.9	3,648.1
Long-term debt	3,202.2	2,347.5
Other long-term liabilities	689.7	600.9
Total liabilities	8,438.8	6,596.5
Shareholders’ equity:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,460.5 and 1,485.1 shares, respectively	1.5	1.5
Additional paid-in capital	41.1	41.1
Retained earnings	5,949.8	5,974.8
Accumulated other comprehensive loss	(108.4)	(199.4)
Total shareholders’ equity	5,884.0	5,818.0
Noncontrolling interests	6.7	1.8
Total equity	5,890.7	5,819.8
TOTAL LIABILITIES AND EQUITY	$14,329.5	$12,416.3

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STARBUCKS CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited and in millions)

Fiscal Year Ended	Oct 2, 2016	Sep 27, 2015	Sep 28, 2014
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$2,818.9	$2,759.3	$2,067.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,030.1	933.8	748.4
Deferred income taxes, net	265.7	21.2	10.2
Income earned from equity method investees	(250.2)	(190.2)	(182.7)
Distributions received from equity method investees	223.3	148.2	139.2
Gain resulting from acquisition/sale of equity in joint ventures and certain retail operations	(6.1)	(394.3)	(70.2)
Loss on extinguishment of debt	—	61.1	—
Stock-based compensation	218.1	209.8	183.2
Excess tax benefit on share-based awards	(122.8)	(132.4)	(114.4)
Other	45.1	53.8	36.2
Cash provided by changes in operating assets and liabilities:
Accounts receivable	(55.6)	(82.8)	(79.7)
Inventories	(67.5)	(207.9)	14.3
Accounts payable	46.9	137.7	60.4
Accrued litigation charge	—	—	(2,763.9)
Stored value card liability	180.4	170.3	140.8
Other operating assets and liabilities	248.8	261.5	418.3
Net cash provided by operating activities	4,575.1	3,749.1	607.8
INVESTING ACTIVITIES:
Purchases of investments	(1,585.7)	(567.4)	(1,652.5)
Sales of investments	680.7	600.6	1,454.8
Maturities and calls of investments	27.9	18.8	456.1
Acquisitions, net of cash acquired	—	(284.3)	—
Additions to property, plant and equipment	(1,440.3)	(1,303.7)	(1,160.9)
Net proceeds from sale of equity in joint ventures and certain retail operations	69.6	8.9	103.9
Other	24.9	6.8	(19.1)
Net cash used by investing activities	(2,222.9)	(1,520.3)	(817.7)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,254.5	848.5	748.5
Repayments of long-term debt	—	(610.1)	—
Cash used for purchase of non-controlling interest	—	(360.8)	—
Proceeds from issuance of common stock	160.7	191.8	139.7
Excess tax benefit on share-based awards	122.8	132.4	114.4
Cash dividends paid	(1,178.0)	(928.6)	(783.1)
Repurchase of common stock	(1,995.6)	(1,436.1)	(758.6)
Minimum tax withholdings on share-based awards	(106.0)	(75.5)	(77.3)
Other	(8.4)	(18.1)	(6.9)
Net cash used by financing activities	(1,750.0)	(2,256.5)	(623.3)
Effect of exchange rate changes on cash and cash equivalents	(3.5)	(150.6)	(34.1)
Net increase/(decrease) in cash and cash equivalents	598.7	(178.3)	(867.3)
CASH AND CASH EQUIVALENTS:
Beginning of period	1,530.1	1,708.4	2,575.7
End of period	$2,128.8	$1,530.1	$1,708.4
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$74.7	$69.5	$56.2
Income taxes, net of refunds	$878.7	$1,072.2	$766.3

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended
($ in millions)	Oct 2, 2016	Sep 27, 2015	Change
Revenues(1)	$3,615.5	$3,073.0	18%
Comparable Store Sales Growth(2)	4%	9%
Change in Transactions	(1)%	4%
Change in Ticket	6%	5%

(1)	The fiscal year ended on October 2, 2016 included 53 weeks, with the 53rd week falling in our fourth fiscal quarter.

(2)	Includes only Starbucks company-operated stores open 13 months or longer. For fiscal 2016, comparable store sales percentages were calculated excluding the 53rd week.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Year Ended		Stores open as of
	Oct 2, 2016	Sep 27, 2015	Oct 2, 2016	Sep 27, 2015	Oct 2, 2016	Sep 27, 2015
	(14 Weeks Ended)	(13 Weeks Ended)	(53 Weeks Ended)	(52 Weeks Ended)
Americas(1):
Company-operated stores	144	89	348	276	9,019	8,671
Licensed stores	163	144	456	336	6,588	6,132
Total Americas	307	233	804	612	15,607	14,803
China/Asia Pacific(2):
Company-operated stores	136	101	359	1,320	2,811	2,452
Licensed stores	180	122	622	(482)	3,632	3,010
Total China/Asia Pacific	316	223	981	838	6,443	5,462
EMEA(3):
Company-operated stores	(18)	(47)	(214)	(80)	523	737
Licensed stores	95	118	494	302	2,119	1,625
Total EMEA	77	71	280	222	2,642	2,362
All Other Segments:
Company-operated stores	(7)	(3)	(17)	6	358	375
Licensed stores	(3)	—	(6)	(1)	35	41
Total All Other Segments	(10)	(3)	(23)	5	393	416

Total Company	690	524	2,042	1,677	25,085	23,043

(1)	Americas store data includes the closure of 132 Target Canada licensed stores in the second quarter of fiscal 2015.

(2)
China/Asia Pacific store data includes the transfer of 1,009 Japan stores from licensed stores to company-operated as a result of the acquisition of Starbucks Japan in the first quarter of fiscal 2015.

(3)	EMEA store data includes the transfer of 144 Germany company-operated retail stores to licensed stores as a result of the sale to AmRest Holdings SE in the third quarter of fiscal 2016.

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Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides consolidated non-GAAP operating income and consolidated non-GAAP operating margin for Q4 fiscal 2016 and fiscal 2015 as well as full year fiscal 2016 and fiscal 2015; consolidated non-GAAP earnings per share ("non-GAAP EPS") for Q4 fiscal 2016 on a 14- and 13-week basis and full year fiscal 2016 on a 53- and 52-week basis; non-GAAP EPS for Q4 fiscal 2015 and full year fiscal 2015; China/Asia Pacific (“CAP”) segment non-GAAP operating income and non-GAAP operating margin for Q4 fiscal 2016 and fiscal 2015 as well as full year fiscal 2016 and fiscal 2015; Europe, Middle East, and Africa (“EMEA”) segment non-GAAP operating income and non-GAAP operating margin for full year fiscal 2016 and fiscal 2015; and projected consolidated non-GAAP EPS for full year fiscal 2017. These non-GAAP financial measures are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to non-GAAP operating income, non-GAAP operating margin, and non-GAAP EPS are operating income, operating margin, and diluted net earnings per share, respectively. The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance.

The consolidated fiscal 2016 and fiscal 2015 non-GAAP financial measures exclude certain Starbucks Japan acquisition-related items, specifically amortization expense from acquired intangible assets and transaction and integration costs. The consolidated full year fiscal 2016 non-GAAP operating income and non-GAAP operating margin financial measures also exclude costs related to the sale of the German retail operations. The consolidated Q4 fiscal 2016 non-GAAP EPS financial measure also excludes costs incurred related to the sale of the German retail operations, and the consolidated full year fiscal 2016 non-GAAP EPS financial measure also excludes a gain on sale of the German retail operations, which is net of related costs, and an incremental tax benefit related to prior fiscal years for a U.S. manufacturing deduction. The Q4 and full year fiscal 2016 non-GAAP EPS figures on a 52-week basis also exclude the impact of the extra week in Q4 fiscal 2016. The fiscal 2016 and fiscal 2015 CAP segment non-GAAP financial measures exclude the amortization expense from acquired intangible assets related to the acquisition of Starbucks Japan. The Q4 and full year fiscal 2016 CAP segment non-GAAP financial measures also exclude integration costs, such as incremental information technology and compensation-related costs associated with the acquisition. The full year fiscal 2016 EMEA segment non-GAAP financial measures exclude costs related to the sale of the German retail operations. The consolidated Q4 and full year fiscal 2015 non-GAAP EPS financial measures also exclude losses and costs related to the redemption of the company's $550 million of 6.250% 2017 Senior Notes and an incremental tax benefit related to a U.S. manufacturing deduction. Losses and costs related to the redemption of the company's $550 million of 6.250% 2017 Senior Notes are included as debt extinguishment-related items. The consolidated full year fiscal 2015 non-GAAP EPS financial measure also excludes a gain resulting from a fair value adjustment of Starbucks preexisting 39.5% ownership interest in Starbucks Japan prior to the acquisition. Management excludes the acquisition and sale related transaction costs described above because they believe these items do not reflect expected future expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance. In addition, management believes it is useful to exclude the Starbucks Japan integration costs and the amortization of the acquired intangible assets when evaluating performance because they are not representative of our core business operations. Although these items will affect earnings per share beyond the current fiscal year, the majority of these costs will be recognized over a finite period of time. More specifically, integration costs are expected to be concentrated in the first several years post-acquisition. Additionally, the amounts of the acquired intangible assets are specific to the transaction and the related future amortization was fixed at the time of acquisition and generally cannot subsequently be changed or influenced by management. Management excludes the Starbucks Japan fair value gain, debt extinguishment-related items, gain on sale of the German retail operations and related costs, and the incremental tax benefits because they believe these items do not reflect future gains, losses, costs or tax benefits and do not contribute to a meaningful evaluation of the company’s fiscal 2016 or fiscal 2015 operating performance or comparisons of the company’s fiscal 2016 or fiscal 2015 operating performance to the company’s past or future operating performance. Management excludes the impact of the extra week in Q4 fiscal 2016 and full year fiscal 2016 non-GAAP EPS because it is not a regular occurrence in the company’s fiscal calendar and they believe it provides a more relative non-GAAP EPS comparison of the Company’s 2016 performance when compared to Q4 and full year fiscal 2015 performance, which did not have the extra week, as well comparison to full year projected fiscal 2017, which will not have the extra week.

The projected consolidated non-GAAP EPS for full year fiscal 2017 financial measures exclude certain Starbucks Japan acquisition-related items comprised of projected amortization expense from acquired intangible assets and integration costs. Management is excluding these items from our projected non-GAAP financial measures for the same reasons described above.

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

	Quarter Ended
	Oct 2, 2016	Sep 27, 2015	Change
	(14 Weeks Ended)	(13 Weeks Ended)
Consolidated
Operating income, as reported (GAAP)	$1,227.5	$969.4	26.6%
Starbucks Japan acquisition-related items - other(1)	16.7	11.9
Non-GAAP operating income	$1,244.2	$981.3	26.8%

Operating margin, as reported (GAAP)	21.5%	19.7%	180 bps
Starbucks Japan acquisition-related items - other(1)	0.3	0.2
Non-GAAP operating margin	21.8%	20.0%	180 bps

Diluted net earnings per share, as reported (GAAP)	$0.54	$0.43	25.6%
Starbucks Japan acquisition-related items - other(1)	0.01	0.01
Debt extinguishment-related items(2)	—	0.04
Costs incurred on sale of Germany retail operations(3)	0.02	—
Income tax effect on Non-GAAP adjustments(4)	(0.01)	(0.02)
Other tax matters(5)	—	(0.04)
Non-GAAP net earnings per share	$0.56	$0.43	30.2%
Impact of the extra week- Q4 FY16	(0.09)	—
Income tax effect on the impact of the extra week- Q4 FY16(4)	0.03	—
Non-GAAP net earnings per share (13-week basis)	$0.50	$0.43	16.3%

China/Asia Pacific (CAP)
Operating income, as reported (GAAP)	$192.4	$129.8	48.2%
Starbucks Japan acquisition-related items(6)	14.3	11.0
Non-GAAP operating income	$206.7	$140.8	46.8%

Operating margin, as reported (GAAP)	22.9%	19.9%	300 bps
Starbucks Japan acquisition-related items(6)	1.7	1.7
Non-GAAP operating margin	24.6%	21.6%	300 bps

(1)
Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs, such as incremental information technology ("IT") and compensation-related costs associated with the acquisition.

(2)
Represents the loss on extinguishment of debt ($61.1M), which is comprised of the cost of the optional redemption provision, unamortized debt issuance costs, and unamortized discount associated with the $550 million of 6.250% 2017 Senior Notes redeemed in Q4 FY15, as well as the related unamortized interest rate hedge loss ($2.0M), which was recorded in interest expense.

(3)	Includes additional costs incurred in Q4 FY16 associated with the sale of Germany retail operations.

(4)	Income tax effect on non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

(5)	Other tax matters include the incremental benefit from additional domestic manufacturing deductions claimed in our U.S. consolidated tax returns for periods prior to Q4 FY15.

(6)	Includes ongoing amortization expense of acquired intangible assets associated with the acquisition; Q4 FY16 also includes post-acquisition integration costs, such as compensation-related costs.

	Year Ended
	Oct 2, 2016	Sep 27, 2015	Change
	(53 Weeks Ended)	(52 Weeks Ended)
Consolidated
Operating income, as reported (GAAP)	$4,171.9	$3,601.0	15.9%
Starbucks Japan acquisition-related items - other(1)	57.4	54.6
Costs incurred on sale of Germany retail operations(2)	2.8	—
Non-GAAP operating income	$4,232.1	$3,655.6	15.8%

Operating margin, as reported (GAAP)	19.6%	18.8%	80 bps
Starbucks Japan acquisition-related items - other(1)	0.3	0.3
Costs incurred on sale of Germany retail operations(2)	—	—
Non-GAAP operating margin	19.9%	19.1%	80 bps

Diluted net earnings per share, as reported (GAAP)	$1.90	$1.82	4.4%
Starbucks Japan acquisition-related items - gain(3)	—	(0.26)
Starbucks Japan acquisition-related items - other(1)	0.04	0.04
Debt extinguishment-related items(4)	—	0.04
Gain on sale of Germany retail operations(2)	—	—
Income tax effect on Non-GAAP adjustments(5)	(0.01)	(0.02)
Other tax matters(6)	(0.01)	(0.04)
Non-GAAP net earnings per share	$1.91	$1.58	20.9%
Impact of the extra week- Q4 FY16	(0.09)	—
Income tax effect on the impact of the extra week- Q4 FY16(5)	0.03	—
Non-GAAP net earnings per share (52-week basis)	$1.85	$1.58	17.1%

China/Asia Pacific (CAP)
Operating income, as reported (GAAP)	$631.6	$500.5	26.2%
Starbucks Japan acquisition-related items(7)	53.3	41.0
Non-GAAP operating income	$684.9	$541.5	26.5%

Operating margin, as reported (GAAP)	21.5%	20.9%	60 bps
Starbucks Japan acquisition-related items(7)	1.8	1.7
Non-GAAP operating margin	23.3%	22.6%	70 bps

EMEA
Operating income, as reported (GAAP)	$151.6	$168.2	(9.9)%
Costs incurred on sale of Germany retail operations(2)	2.8	—
Non-GAAP operating income	$154.4	$168.2	(8.2)%

Operating margin, as reported (GAAP)	13.5%	13.8%	(30) bps
Costs incurred on sale of Germany retail operations(2)	0.2	—
Non-GAAP operating margin	13.7%	13.8%	(10) bps

(1)
Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs, such as incremental information technology ("IT") and compensation-related costs associated with the acquisition.

(2)
Gain on sale of Germany retail operations is net of certain costs incurred in both Q3 and Q4 FY16 associated with the transfer of these stores to licensed stores. Costs that impacted our operating results are adjusted for in Consolidated and EMEA non-GAAP operating income and operating margin.

(3)	Gain represents the fair value adjustment of Starbucks preexisting 39.5% ownership interest in Starbucks Japan upon acquisition.

(4)
Represents the loss on extinguishment of debt ($61.1M), which is comprised of the cost of the optional redemption provision, unamortized debt issuance costs, and unamortized discount associated with the $550 million of 6.250% 2017 Senior Notes redeemed in Q4 FY15, as well as the related unamortized interest rate hedge loss ($2.0M), which was recorded in interest expense.

(5)	Income tax effect on non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

(6)	Other tax matters include the incremental benefit from additional domestic manufacturing deductions claimed in our U.S. consolidated tax returns for periods prior to the years presented.

(7)
Includes ongoing amortization expense of acquired intangible assets associated with the acquisition; FY16 also includes post-acquisition integration costs, including incremental IT and compensation-related costs.

	Year Ended
	Oct 1, 2017	Oct 2, 2016
Consolidated	(Projected 52 Weeks Ended)	(As Reported, 53 Weeks Ended)	Change
Diluted net earnings per share (GAAP)	$2.09 - $2.11	$1.90	10% - 11%
Starbucks Japan acquisition-related items - other(1)	0.05	0.04
Sale of Germany retail operations(2)	—	—
Income tax effect on Non-GAAP adjustments(3)	(0.01)	(0.01)
Other tax matters(4)	—	(0.01)
Non-GAAP net earnings per share	$2.12 - $2.14	$1.91	11% - 12%
Impact of the extra week- Q4 FY16	—	(0.09)
Income tax effect on the impact of the extra week- Q4 FY16(3)	—	0.03
Non-GAAP net earnings per share (52-week basis)	$2.12 - $2.14	$1.85	15% - 16%

(1)	Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs, such as incremental IT and compensation-related costs associated with the acquisition.

(2)	The sale of Germany retail operations includes certain costs associated with the transfer of these stores to licensed stores.

(3)	Income tax effect on non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

(4)	Other tax matters include incremental benefit from additional domestic manufacturing deductions claimed in our U.S. consolidated tax returns for periods prior to the years presented.
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